NEWS RELEASE	CONTACT:	Lynn Mailliard Kohler
Manager Corporate Communications
(415) 328-4798
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Willis Lease Finance Corporation Welcomes Brendan Curran to its Board of Directors

Curran brings a wealth of aerospace industry experience in corporate scaling and integration strategies across the engine and airframe segments

COCONUT CREEK, FL., December 28, 2023 — Willis Lease Finance Corporation (NASDAQ: WLFC) (“WLFC”), a leading lessor of commercial aircraft engines and global provider of aviation services, is pleased to announce the appointment of Brendan Curran to its Board of Directors (the “Board”), effective January 1, 2024.

With a distinguished career in the aerospace industry spanning nearly four decades, Mr. Curran brings a wealth of experience across the engine and airframe segments. He has significant experience in business and operations leadership, engineering, mergers & acquisitions, restructuring, and global business development. Most notably, Mr. Curran’s expertise aligns well with WLFC’s vision and mission, making him a valuable addition to the Board.

"We are excited to welcome Brendan to our Board of Directors," said WLFC Founder and Executive Chairman Charles F. Willis. "With his high-level knowledge of the aviation industry and invaluable insights, we are confident that Brendan will play a pivotal role in guiding our company towards sustained growth and continued success. Brendan’s strategic vision and leadership will be instrumental as we pursue opportunities in today’s dynamic domestic and international aviation space."

Mr. Curran is currently an operating resource and advisor to ATL Partners (a New York based private equity firm specializing in mergers & acquisitions). He also serves as Chairman of the Board of Aero Accessories, a leading independent component maintenance facility based in Miramar, FL. Mr. Curran’s leadership experience includes public company senior executive roles at Pratt & Whitney Commercial Engines, Boeing Global Services, Bombardier Services, Crane Aerospace & Electronics, and Hamilton Sundstrand.

Mr. Curran graduated from Columbia Business School with a Master of Business Administration degree and earned his Bachelor of Science degree in mechanical engineering from the University of Vermont. While at Columbia, he was awarded the Center for International Business Fellowship.

Expressing enthusiasm about joining WLFC, Mr. Curran stated, "I am honored to be part of WLFC, a company that has consistently demonstrated innovation and excellence in aviation and aerospace for more than four decades. I look forward to working collaboratively with the Board and executive team to contribute to the company’s future milestones and many successes."

Director Hans Joerg Hunziker submitted his resignation from the Board, which resignation was accepted and is effective December 31, 2023. “Hans Joerg’s wealth of experience and expertise in the aviation industry have been very much appreciated by me personally, as well as WLFC. His contributions will be long remembered,” said Charles F. Willis. WLFC thanks Hans Joerg for his many years of service.

Willis Lease Finance Corporation

Willis Lease Finance Corporation (“WLFC”) leases large and regional spare commercial aircraft engines, auxiliary power units and aircraft to airlines, aircraft engine manufacturers and maintenance, repair, and overhaul providers worldwide. These leasing activities are integrated with engine and aircraft trading, engine lease pools and asset management services through Willis Asset Management Limited, as well as various end-of-life solutions for engines and aviation materials provided through Willis Aeronautical Services, Inc. Additionally, through Willis Engine Repair Center®, Jet Centre by Willis, and Willis Aviation Services Limited, the Company’s service offerings include Part 145 engine maintenance, aircraft line and base maintenance, aircraft disassembly, parking and storage, airport FBO and ground and cargo handling services.

Except for historical information, the matters discussed in this press release contain forward-looking statements that involve risks and uncertainties. Do not unduly rely on forward-looking statements, which give only expectations about the future and are not guarantees. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them. Our actual results may differ materially from the results discussed in forward-looking statements. Factors that might cause such a difference include, but are not limited to: the effects on the airline industry and the global economy of events such as war, terrorist activity and the COVID-19 pandemic; changes in oil prices, rising inflation and other disruptions to world markets; trends in the airline industry and our ability to capitalize on those trends, including growth rates of markets and other economic factors; risks associated with owning and leasing jet engines and aircraft; our ability to successfully negotiate equipment purchases, sales and leases, to collect outstanding amounts due and to control costs and expenses; changes in interest rates and availability of capital, both to us and our customers; our ability to continue to meet changing customer demands; regulatory changes affecting airline operations, aircraft maintenance, accounting standards and taxes; the market value of engines and other assets in our portfolio; and risks detailed in the Company’s Annual Report on Form 10-K and other continuing reports filed with the Securities and Exchange Commission.

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